                                                                     EXHIBIT 4.3

                                WARRANT AGREEMENT

                  WARRANT AGREEMENT, dated as of October 7, 2003 (this "Agreement"), between Akorn, Inc., a Louisiana corporation (the "Company"), and _______ (the "Initial Holder"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Preferred Stock and Note Purchase Agreement, dated as of September 25, 2003, by and among the Company and the purchasers listed on the signature pages thereto (the "Purchase Agreement"), the Company has agreed to issue to the Purchasers warrants to purchase shares of Common Stock (as defined below);

                  WHEREAS, this Agreement governs the issuance of the Warrant Certificates (as defined below) and the other matters as provided herein, including, without limitation, for the purpose of defining the terms and provisions of the Warrants (as defined below) and the respective rights and obligations thereunder of the Company and the Initial Holder together with any subsequent record holders thereof (together with the holders of shares of Common Stock (or other securities) received upon exercise thereof, the "Holders").

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein, the Company and the Initial Holder hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  "Above Market Repurchase" means any purchase (by tender or exchange offer, open market purchase, privately negotiated purchased or otherwise) for all or any portion of the Company's Common Stock where such purchase is for aggregate consideration having a Fair Market Value as of the earlier (i) the date of such purchase or (ii) the date immediately prior to the date of the public announcement of such purchase, that exceeds the product of
(x) the aggregate number of shares being purchased, multiplied by (y) the Current Market Value of the Common Stock on such date.

                  "Additional Shares" has the meaning specified in Section 4.1(a)(ii) hereof.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with

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respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Available Shares" means the 12,883,000 shares of Common Stock the Company currently has duly authorized and available to be reserved for issuance upon exercise of the Warrants.

                  "Board" means the board of directors of the Company from time to time.

                  "Business Day" means a day except a Saturday, Sunday or other day on which commercial banks in The City of New York, are authorized by law to close.

                  "Cashless Exercise" has the meaning specified in Section 3.3 hereof.

                  "Cashless Exercise Ratio" has the meaning specified in Section
3.3 hereof.

                  "Closing Date" means the date hereof.

                  "Common Stock" means the common stock, no par value per share, of the Company, and any other capital stock of the Company into which such Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

                  "Convertible Securities" means any options or warrants to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into or exchangeable for shares of Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities.

                  "Current Market Value" has the meaning specified in Section
3.3 hereof.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Excluded Issuances" means the issuance or reissuance of any shares of Common Stock or Convertible Securities (whether treasury shares or newly issued shares) pursuant to or in connection with (1) a dividend or distribution on, or subdivision, combination, consolidation or reclassification of, the outstanding Common Stock requiring an adjustment in the Exercise Price pursuant to Section 4(a)(i), (2) any Convertible Security outstanding as of the Closing Date, including, without limitation, the Note Warrants (except as otherwise provided in Section 4.1(a)(iv)(5)(D)), (3) the exercise of Warrants,
(4) the grant or exercise of any stock or stock options to employees,

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directors or consultants of the Company that may be granted to or exercised by any employee, director or consultant under any stock option or similar benefit plan of the Company now existing or to be implemented in the future, (5) any transaction involving the Company's issuance of securities in connection with an acquisition (the primary purpose of which is not to raise equity capital), (6) any transaction involving the Company's issuance of securities in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (7) any issuance of securities by the Company as consideration for the acquisition of a license by the Company, (8) the issuance of securities pursuant to any financing from a bank or similar financial or lending institution approved by the Board; or (9) the issuance of warrants to purchase Common Stock pursuant to the Guaranty Warrant Agreements; provided, however, that issuances of securities described in the forgoing sub-clauses (4),
(6), (7) and (8) subsequent to the Closing Date which exceed, in the aggregate, 10% of the outstanding Common Stock of the Corporation outstanding as of the Closing Date (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock), as determined on a fully-diluted basis, shall not be deemed to be Excluded Issuances.

                  "Exercise Date" means the date upon which a Holder exercises a Warrant or Warrants in accordance with Section 3.2.

                  "Exercise Price" has the meaning specified in Section 3.1 hereof.

                  "Expiration Date" means the third anniversary of the date of this Agreement.

                  "Fair Market Value" with respect to any securities, assets or property means the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property; provided that the value of any securities that trade on a national securities exchange or inter-dealer quotation system shall be the Current Market Value thereof as of the date such value is determined.

                  "Guaranty Warrant Agreements" means (a) the Warrant Agreement, dated as of October 7, 2003, between the Company and The John N. Kapoor Trust, dtd 9/20/89 and (b) the Warrant Agreement, dated as of October 7, 2003, between the Company and Arjun Waney, whereby in consideration for having such parties enter into a personal guaranty under the Company's credit facility, the Company will grant warrants to such parties.

                  "Holders" has the meaning specified in the recitals to this Agreement.

                  "Laws" shall include all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments, decrees and bodies of law.

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                  "Note Warrants" has the meaning ascribed thereto in the
Purchase Agreement.

                  "Parent" means any Person of which the Company is a direct or indirect subsidiary.

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture association, joint-stock company trust, unincorporated organization, government or agency thereof.

                  "Private Placement Legend" means the legend set forth on the Warrant Certificates in the form set forth in Section 2.3.

                  "Purchase Agreement" has the meaning specified in the recitals to this Agreement.

                  "Purchaser Representative" means the person designated to act as the representative of the purchasers listed on the signature pages of the Purchase Agreement, pursuant to the Purchaser Representative Agreement, dated as of the date hereof, who initially will be John N. Kapoor.

                  "Proxy Statement" means the proxy statement distributed to the Company's stockholders in connection with the Stockholder's Meeting.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the United States Securities Act of 1933, as amended.

                  "Stockholder Approval" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Subscription Form" means the form on the reverse side of the Warrant Certificate substantially in the form of Exhibit A hereto.

                  "Subsidiaries" or "Subsidiary" shall mean the collective reference to all direct or indirect subsidiaries of the Company.


                  "Surviving Person" means the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging in the Company in a merger, consolidation or other corporate combination in which the Company is the continuing surviving Person, but in connection with which the preferred stock or Common Stock of the Company is exchanged,

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

converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect subsidiary of a Person, the parent entity shall be deemed to be a Surviving Person.

                  "Transaction" has the meaning specified in Section 4.1(b)(i) hereof.

                  "Warrants" has the meaning specified in Section 2.1 hereof.

                  "Warrant Certificates" has the meaning specified in Section
2.2 hereof.

                                   ARTICLE II

                                ISSUE OF WARRANTS

         Section 2.1. Issuance of Warrants.

                  The Company hereby agrees to issue to the Initial Holder on the Closing Date warrants (the "Warrants") to purchase from the Company _______ shares of the Company's Common Stock at the Exercise Price.

         Section 2.2. Form of Warrant Certificates.

                  Certificates representing the Warrants (the "Warrant Certificates") shall be in the form attached hereto as Exhibit A, shall be dated the Closing Date and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any Laws or to conform to custom or usage.

         Section 2.3. Restrictive Legends.

                  The Warrant Certificates shall bear the following legend on the face thereof:

         THE SECURITIES EVIDENCED HEREBY ARE NOT TRANSFERABLE, EXCEPT IN ACCORDANCE WITH THE WARRANT AGREEMENT.

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

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                                   ARTICLE III

              EXERCISE PRICE, EXERCISE, REPURCHASE OF WARRANTS AND
                               REGISTRATION RIGHTS

         Section 3.1. Exercise Price.

                  Each Warrant Certificate shall initially entitle the Holder thereof, subject to the provisions of this Agreement, to purchase the number of shares of Common Stock indicated thereon at a per share purchase price (the "Exercise Price") equal to $1.00, subject to adjustment as provided in Section
4.1 and Article V hereof.

         Section 3.2. Exercise; Restrictions on Exercise.

                  At any time after the Closing Date and prior to 5:00 p.m. (New York City time) on the Expiration Date, any outstanding Warrants may be exercised on any Business Day; provided that Holders of Warrants will be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act, as reasonably determined by the Company, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate. Additionally, pursuant to Section 4.1(b)(ii) hereof, the Warrants shall expire and all rights of the Holders of such Warrants shall terminate in the event the Company merges or consolidates with or sells all or substantially all of its property and assets to a Person (other than an Affiliate of the Company) if the consideration payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale consists solely of cash or in the event of the dissolution, liquidation or winding up of the Company.

         Section 3.3. Method of Exercise; Payment of Exercise Price.

                  In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must surrender for exercise the Warrant Certificate to the Company at its principal executive office, with the Subscription Form set forth on the reverse of the Warrant Certificate duly executed, together with payment in full of the Exercise Price then in effect for each share of Common Stock (or other securities) purchasable upon exercise of the Warrants as to which a Warrant is exercised; such payment may be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company for such purpose, (ii) without the payment of cash (a "Cashless Exercise"), by reducing the number of shares of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to

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

the product of (a) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio, or (iii) a combination of (i) and
(ii).

                  The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

                  The "Current Market Value" per share of Common Stock on any date shall be the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board and reasonably acceptable to the Holder, making a market in the Common Stock or such other securities of the Company.

                  If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Holder. Upon the exercise of any Warrants following the surrender of a Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer promptly to the Holder appropriate evidence of ownership of any shares of Common Stock or other securities or property to which the Holder is entitled as a result of exercise, at the Company's option, an amount in cash, in lieu of any fractional shares, as provided in Section 4.3 hereof.

                  Upon the exercise of a Warrant or Warrants, the Company shall as promptly as practicable but not later than 14 Business Days after such exercise enter, or cause any transfer agent of the shares of Common Stock to enter, the name of the person entitled to receive the shares of Common Stock upon exercise of such Warrants into the

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Company's register of stockholders. Thereupon, the Company or the applicable transfer agent shall issue certificates for the necessary number of shares of Common Stock to which said Holder is entitled.

                  A Warrant shall be deemed by the Company to be exercised immediately prior to the close of business on the date of surrender for exercise, as provided above, of the Warrant Certificate representing such Warrant and, for all purposes under this Agreement, the Holder shall receive the shares of Common Stock the Holder would have been entitled to had it been the registered Holder on such date, except that for purposes of transferring the shares of Common Stock or voting in a general stockholders' meeting, the Holder shall, in its relation with the Company, be deemed to be the Holder thereof only when such shares of Common Stock are entered in the register of stockholders in the name of such person; provided, however, that, with respect to Warrants which have been exercised but for which the corresponding shares of Common Stock have not been recorded in the register of stockholders, the provisions of Article IV shall continue to apply as if the number of Warrants held prior to exercise remained outstanding on the date of any action or event of the type giving rise to an adjustment under Article IV.

         Section 3.4. Registration Rights.

                  The shares of Common Stock issuable upon exercise of the Warrants shall have the registration rights as set forth in the Registration Rights Agreement, dated as of October 7, 2003, by and among the Company and the parties listed on the signature pages thereto.

                                   ARTICLE IV

                                   ADJUSTMENTS

         Section 4.1. Adjustments.

                  The Exercise Price and the number of shares of Common Stock (or other securities) purchasable upon exercise of each Warrant shall be subject to adjustment from time to time as follows (subject in each case to Section 4.1(a) (vi) hereof):

                  (a) Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as follows:

                           (i) Stock Dividends, Splits, etc. In case the Company shall at any time or from time to time after the Closing Date
         (A) declare a dividend or make a distribution on the outstanding shares of Common Stock or securities convertible into Common Stock, in either case, in shares of Common Stock or (B) effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Exercise Price in effect immediately prior to

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

         such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Exercise Price by a fraction of which (x) the numerator is the number of shares of Common Stock that were outstanding immediately prior to such event and (y) the denominator is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(a)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination, consolidation or reclassification, at the close of business on the day upon which such corporate action becomes effective.

                           (ii) Below Market or Conversion Price Issuances. In case the Company shall at any time or from time to time after the Closing Date issue or sell any Common Stock or Convertible Security (collectively, "Additional Shares") without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the greater of (A) the Current Market Value per share of Common Stock on the Business Day immediately preceding the earlier of the issuance, or public announcement of the issuance, of such Additional Shares and (B) the Exercise Price as of the date of such issuance then, and in each such case, the Exercise Price shall be reduced to an amount determined by multiplying the Exercise Price in effect on the day immediately prior to such date by a fraction of which
         (x) the numerator is the sum of (i) the product of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by (B) the greater of (1) the then applicable Exercise Price per share and (2) the Current Market Value per share of Common Stock on the date preceding the earlier of the issuance or public announcement of the issuance of such Additional Shares (the greater of (1) and (2) above hereinafter referred to as the "Adjustment Price") and (ii) the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into or for which the Convertible Securities are convertible, exercisable or exchangeable), and (y) the denominator equals the product of (i) the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (B) the number of additional shares of Common Stock issued (or into or for which the Convertible Securities may be converted, exercised or exchanged), multiplied by (ii) the Adjustment Price. An adjustment made pursuant to this subsection (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. Notwithstanding the foregoing, no adjustment (other than as provided for in Section 4(a)(iv)(5)(D)) shall be made pursuant to this Section 4(a)(ii) in connection with any Excluded Issuances.

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                           (iii)    Special Dividends; Repurchases. In case the
         Company after the Closing Date shall (1) distribute to all holders of shares of Common Stock evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), or (2) purchase or otherwise acquire for value any shares of Common Stock in an Above Market Repurchase, in each such case the Exercise Price in effect immediately prior to the date of such distribution (or the date immediately prior to the date of the public announcement of such distribution, whichever is earlier) or date of such purchase (or the date immediately prior to the date of the public announcement of such purchase), as applicable, shall be adjusted by multiplying such Exercise Price by a fraction of which (x) the numerator is the remainder (if greater than zero) of (i) the Current Market Value per share of Common Stock on such date, minus (ii) the Fair Market Value as of such date of the portion of assets, evidences of indebtedness, capital stock or subscription rights so distributed or paid applicable to one share of Common Stock, and (y) the denominator is the Current Market Value per share of Common Stock on such date, such adjustment to become effective immediately prior to the opening of business on the day following the date of distribution or purchase; provided, however, that no adjustment shall be made pursuant to clause (1) of this subparagraph (a)(iii) (A) if such issuance is an Excluded Issuance or
         (B) if an adjustment shall otherwise be made with respect to such distribution or issuance pursuant to Section 4.1(a)(ii); and further provided, however, that if in any case the numerator of such fraction shall be zero or less than zero, no adjustment shall be made in such case. The Company shall provide any Holder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or capital stock referred to in this subparagraph (a)(iii).

                           (iv) General. For the purposes of any adjustment of the Exercise Price pursuant to paragraph (ii) of this Section 4.1(a), the following provisions shall be applicable:

                                    (1)      In the case of the issuance of
         Common Stock or Convertible Securities for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                                    (2)      In the case of the issuance of
         Common Stock for a consideration in whole or in part other than cash, such consideration shall be deemed to be the Fair Market Value thereof.

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

                                    (3)      Subparagraph (2) above
         notwithstanding, in the case of the issuance of Additional Shares to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefore shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be.

                                    (4)      If Common Stock is sold as a unit
         with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities.

                                    (5)      In the case of the issuance of
         Convertible Securities:

                                             (A)     The aggregate maximum
                  number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) deliverable upon conversion of or in exchange for, or upon the exercise of, such Convertible Securities and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Company for any such Convertible Securities, plus the minimum amount of consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of consideration), if any, to be received by the Company upon the conversion, exercise or exchange of such Convertible Securities;

                                             (B)     With respect to any
                  Convertible Securities issued after the Closing Date for which an adjustment to the Exercise Price previously has been made pursuant to Section 4.1(a)(ii), on any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, the applicable Exercise Price shall forthwith be readjusted retroactively to give effect to such increase or decrease;

                                             (C)     With respect to any
                  Convertible Securities issued after the Closing Date for which an adjustment to the Exercise Price has previously not been made pursuant to Section 4.1(a)(ii), if there is any increase

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

                  in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Exercise Price with respect to such deemed issuance shall be made pursuant to Section 4.1(a)(ii), if applicable;

                                             (D)     With respect to any
                  Convertible Securities issued prior to the Closing Date, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Exercise Price with respect to such deemed issuance shall be made pursuant to Section 4.1(a)(ii), if applicable; and

                                             (E)     No further adjustment of
                  the Exercise Price adjusted upon the issuance of any such Convertible Securities shall be made as a result of the actual issuance of Common Stock upon the exercise, conversion or exchange of any such Convertible Securities.

                           (v) Rights Distributions. Rights or warrants issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase capital stock of the Company, which rights or warrants (1) are deemed to be transferred with such shares of Common Stock, (2) are not exercisable and (3) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the warrants, in each case in clauses (1) through (3) until the occurrence of a specified event, shall for purposes of subparagraphs (b)(ii) and (b)(iii) not be deemed issued until the occurrence of the earliest such specified event.

                           (vi) Calculations. All calculations of the Exercise Price shall be made to the nearest five decimal places. Anything in Section 4.1(a) to the contrary notwithstanding, in no event shall the then current Exercise Price be increased as a result of any calculation made at any time pursuant to Sections 4.1(a)(ii) through 4.1(a)(iv). No adjustment to the Exercise Price pursuant to paragraph 4.1(a) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this paragraph 4.1(a)(vi) are not required to be made shall be carried

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

         forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of this Section 4.1(a), no adjustment to the Exercise Price shall reduce the Exercise Price below $0.01, and any such purported adjustment shall instead reduce the Exercise Price to $0.01.

                           (vii) Outstanding Shares. The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock outstanding at such time and any shares of Common Stock issuable upon conversion of or in exchange for any convertible or exchangeable security or upon the exercise of any option. The number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                           (viii)   Successive Adjustments. Successive
         adjustments in the Exercise Price shall be made, without duplication, whenever any event specified in Sections 4.1(a)(i) through 4.1(a)(iii) shall occur.

                  (b)      Reorganization, Consolidation, Merger, Asset Sale.

                           (i) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 4.1(a)), or in case of any consolidation or merger of the Company with or into another Person, or in case of any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) (each of the foregoing being referred to as a "Transaction"), in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock or other securities or property (including cash) with respect to or in exchange for Common Stock, Warrants then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which such Holder's Warrants were exercisable (without regard to any limitation on exercise contained herein, the availability of authorized and unissued shares for issuance upon exercise, or otherwise) immediately prior to the consummation of such Transaction. In any such case, the Company or the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make or cause to be made appropriate provisions (as determined in good faith by the Board) in the applicable agreement of merger or consideration, its certificate or articles of incorporation or other constituent documents to ensure that the provisions of this Agreement will continue to be applicable to the Warrants or any such other shares of stock and other securities (other than Common Stock) and property deliverable upon exercise of the Warrants remaining outstanding following the Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 4.1 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The provisions of this Section 4.1(b) shall similarly apply to successive Transactions. The Company shall give written notice to the Holders at least 30 days prior to the date on which any Transaction or similar transaction affecting the Company shall take place.

                           (ii) Notwithstanding the foregoing, (x) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and consideration is payable to holders of Common Stock in exchange for their shares of Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of the Company, then the Holders of Warrants shall be entitled to receive payments or distributions as of the date of such event on an equal basis with, and on the same day as, holders of shares of Common Stock (or other securities purchasable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less an amount equal to the Exercise Price. Upon receipt of such payment, if any, the rights of a Holder shall terminate and cease and such Holder's Warrants shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person or, in the event of any dissolution, liquidation or winding up of the Company, after receipt of surrendered Warrant Certificates from the Holder, the Company shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to the Holder.

                           (iii) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person, if other than the Company, shall mail, by first-class mail, postage prepaid, to each Holder at such Holder's address as it appears on the transfer books of the Company, (A) a written instrument assuming the obligation to deliver to such Holder such cash, property and securities to which, in accordance with the foregoing provisions, such Holder is entitled, and
         (B) an opinion of outside counsel for such Surviving Person stating that such assumption agreement is a valid, binding and enforceable agreement of the Surviving Person.

                           (iv) Nothing contained in this Section 4.1(b) shall limit the rights of the Holders to exercise the Warrants.

         Section 4.2. Notice of Consolidation, Merger, Etc.

                  In case at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, there shall be any (i) consolidation or merger involving the Company or sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and holders of Common Stock receive no consideration in respect of their shares) or (ii) any other transaction contemplated by
Section 4.1(b)(i) above, then, in any one or more of such cases, the Company shall mail, at the Company's expense, to the Holders, at the earliest practicable time (and, in any event, not less than 20 days before any date set for definitive action), notice of the date on which such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the shares of Common Stock or other securities or property purchasable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

         Section 4.3. Fractional Interests.

                  In connection with the exercise of any Warrant pursuant to
Section 4.1, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Value per share of Common Stock on the day on which such Warrants are deemed to have been exercised. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full shares of Common Stock issuable upon exercise thereof shall be computed on the basis of the total number of Warrants so surrendered.

         Section 4.4. When Issuance or Payment May Be Deferred.

                  In any case in which this Article IV shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the shares of Common Stock and other shares in the capital of the Company, if any, purchasable upon such exercise over and above the shares of Common Stock and other shares in the capital of the Company, if any, purchasable upon such exercise and (ii) paying such Holder any amount in cash in lieu of a fractional share; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares of Common Stock, other shares and cash upon the occurrence of the event requiring such adjustment.

         Section 4.5. Par Value; Valid Issuance.

                  The Company will not increase the par value of the shares of Common Stock above the Exercise Price (as adjusted hereunder from time to time), except to the extent required by applicable law. The Company will take all such corporate action, to the extent permitted by applicable law (including, without limitation, reducing the par value thereof), as may be necessary or appropriate in order that the Company may validly and legally issue stock upon the exercise of Warrants.

                                    ARTICLE V

                           DECREASE IN EXERCISE PRICE

                  The Board, in its sole discretion, shall have the right at any time, or from time to time, to decrease the Exercise Price of the Warrants and/or increase the number of shares issuable upon the exercise of the Warrants.

                                   ARTICLE VI

                               LOSS OR MUTILATION

                  Upon receipt by the Company of evidence satisfactory to it of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity or bond satisfactory to it and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article VI, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article VI in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Article VI are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

                                   ARTICLE VII

                                    COVENANTS

         Section 7.1. Covenants.

                  The Company agrees that (a) prior to the date of the Stockholder Approval, (i) it will at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, solely for issuance and delivery upon exercise of the Warrants, the Available Shares and (ii) the Available Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, and (b) from and after the date of the Stockholder Approval (i) it will at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon exercise of the Warrants at the time outstanding and (ii) all shares of Common Stock issuable upon exercise of the Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable.

                                  ARTICLE VIII

                WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

         Section 8.1. Transfer and Exchange.

                  The Warrant Certificates shall be issued in registered form only. The Warrants shall not be transferable, except as provided in the next paragraph. The Company shall keep at its office a register for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided.

                  A Holder may transfer its Warrants only to the Initial Holder and Affiliates of the Initial Holder and only by written application to the Company stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Company in the register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company and any agent of the Company may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. When Warrant Certificates are presented to the Company with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Company shall register such transfer or make such exchange as requested if its requirements for such transactions are met.

         Section 8.2. Special Transfer Provisions.

                  By its acceptance of any Warrants represented by a Warrant Certificate, each Holder of such Warrants acknowledges the restrictions on transfer of such Warrants set forth in this Agreement and in the Private Placement Legend and agrees that it will transfer such Warrants only as provided in this Agreement. The Company shall not register a transfer of any Warrants unless such transfer complies with the restrictions on transfer of such Warrants set forth in this Agreement. In connection with any transfer of Warrants, each Holder agrees by its acceptance of Warrants to furnish the Company such evidence that the transferee is the Initial Holder or an Affiliate of the Initial Holder and, if such transfer is not being made pursuant to an effective registration statement under the Securities Act, with such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and otherwise in compliance with this Agreement.

                                   ARTICLE IX

                                 WARRANT HOLDERS

         Section 9.1. Warrant Holder Deemed Not a Stockholder.

                  The Company may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Accordingly, the Company shall not, except as ordered by a court of competent jurisdiction as required by law, be bound to recognize any equitable or other claim to or interest in the Warrants on the part of any person other than such registered Holder, whether or not it shall have express or other notice thereof. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, except as otherwise provided in this Agreement, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

         Section 9.2. Right of Action.

                  All rights of action with respect to this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise such Warrants in the manner provided in the Warrant Certificate representing such Warrants and in this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1. Payment of Taxes.

                  Subject to Article VI hereof, all shares of Common Stock purchasable upon the exercise of Warrants shall be validly issued, fully paid and not subject to any calls for funds, and the Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof upon exercise of Warrants (other than taxes on or measured by income imposed on any Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (including other securities or property purchasable upon the exercise of the Warrants) or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and in case of such transfer or payment, the Company shall not be required to issue any share certificate or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

         Section 10.2. No Merger, Consolidation or Sale of Assets of the
Company.

                  Except as otherwise provided herein, the Company will not merge into or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its property and assets to any Person, unless the entity resulting from such merger or consolidation, or such Person, shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Agreement or contained in the Warrants to be performed and observed by the Company.

         Section 10.3. Notices; Payment.

                  (a) Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed, if sent by first class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's last known address appearing on the register of the Company and to the Company as follows:

                  To the Company:

                  Akorn, Inc.
                  2500 Millbrook Drive
                  Buffalo Grove, Illinois 60089
                  Fax No.: (347) 279-6191
                  Attention: Jerry Ellis

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

                  (b) Payment of the Exercise Price shall be made in accordance with the provisions of this Agreement at the principal executive office of the Company set forth above.

                  (c) Any notice required to be given by the Company to the Holders shall be made by mailing by registered mail, return receipt requested, to the Holders at their last known addresses appearing on the register maintained by the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

         Section 10.4. Binding Effect.

                  This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

         Section 10.5. Counterparts.

                  This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         Section 10.6. Amendments.

                  Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the Company and the Holder of the Warrant. No Failure on the part of either the Company or the Holder of the Warrant to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by either the Company or the Holder of the Warrant of any right preclude any other or future exercise thereof or the exercise of any other right.

         Section 10.7. Headings.

                  The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 10.8. Common Stock Legend.

                  Unless and until the Common Stock purchasable upon the exercise of the Warrants are registered under the Securities Act, or unless otherwise agreed by the Company and the Holder thereof, such shares of Common Stock will bear a legend to the following effect:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED

         UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         Section 10.9. Termination.

                  Unless terminated earlier pursuant to this Agreement, this Agreement shall terminate at 5:00 p.m. (New York City time) on the Expiration Date. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date as of which all Warrants have been exercised.

         Section 10.10. Method of Payment.

                  The U.S. dollar is the sole currency of account and payment for all sums payable by the Company or the Holders under or in connection with the Warrants, including damages.

         Section 10.11. Governing Law.

                  This Agreement shall be governed by the laws of the State of New York. The Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or related to this Agreement or the Warrants.

                            (signature page follows)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                         AKORN, INC.

                                         By: ______________________________
                                             Bernard J. Pothast, Senior Vice
                                             President, Chief Financial Officer,
                                             Secretary and Treasurer

                                                                       EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

         THE SECURITIES EVIDENCED HEREBY ARE NOT TRANSFERABLE, EXCEPT IN ACCORDANCE WITH THE WARRANT AGREEMENT.

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                                   AKORN, INC.

                                 [____________]

No. _____

                        WARRANTS TO PURCHASE COMMON STOCK

                  This certifies that [___________] or its registered assigns, is the owner of ______ Warrants, each of which represents the right to purchase from Akorn, Inc., a Louisiana corporation (the "Company"), at any time beginning ___________ __, 200_ and prior to the Expiration Date (as defined in the Warrant Agreement referred to below), _______ shares of the common stock, no par value per share, of the Company (the "Common Stock") at a per share exercise price (the "Exercise Price") equal to $______ (subject to adjustment as provided in the Warrant Agreement), upon surrender hereof at the Company, with the Subscription Form on the reverse hereof duly executed with simultaneous payment in full by wire transfer of immediately available funds or by certified or official bank or bank cashier's check payable to the order of the Company. At any time on or before the Expiration Date, any outstanding Warrants may be exercised on any Business Day (as defined in the Warrant Agreement); provided that the Holders of Warrants shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended, as reasonably determined by the Company, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides.

                  This Warrant Certificate is issued under and in accordance with a Warrant

Agreement dated as of October [ ], 2003 (the "Warrant Agreement"), between the Company and [ ], and is subject to the Articles of Incorporation of the Company and to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. The terms of the Warrant Agreement and the Registration Rights Agreement are hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement and the Registration Rights Agreement contained in this Warrant Certificate is subject to and qualified in its entirety by express reference to the Warrant Agreement and the Registration Rights Agreement. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Warrant and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall govern. All terms used in this Warrant Certificate that are defined in the Warrant Agreement and the Registration Rights Agreement shall have the meanings assigned to them in such agreements.

                  This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date, unless sooner terminated by the liquidation, dissolution or winding-up of the Company or as otherwise provided in the Warrant Agreement upon the consolidation or merger of the Company with, or sale of the Company to, another Person or unless such date is extended as provided in the Warrant Agreement.

                  The Warrant Agreement and the Warrants shall be governed by the laws of the State of New York. The Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or related to this Agreement or the Warrants.

                                                   AKORN, INC.

                                                   By: _________________________
                                                   Name:
                                                   Title:

Dated: _________, 200_

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

To: Akorn, Inc.
    2500 Millbrook Drive
    Buffalo Grove, Illinois 60089
    Telecopier No.: (847) 279-6191

Attention: Jerry Ellis

                  The undersigned irrevocably exercises ________ of the Warrants represented by this Warrant Certificate and herewith makes payment of $ _______ (such payment being in cash or by certified or official bank or bank cashier's check payable to the order or at the direction of Akorn, Inc. or pursuant to a Cashless Exercise on the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement referred to herein) and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the common stock, no par value per share, of Akorn, Inc. (the "Common Stock") deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated: _______                              _______________________________
                                            (Signature of Owner)

                                            _______________________________
                                            (Street Address)

                                            _______________________________
                                            (City)     (State)   (Zip Code)

                               FORM OF ASSIGNMENT

                  The undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s): _____________________________________
Address: ____________________________________________________
No. of Warrants: ____________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint the Secretary of Akorn, Inc. the undersigned's attorney to make such transfer on the books of Akorn, Inc. maintained for the purposes, with full power of substitution in the premises.

In connection with any transfer of Warrants, the undersigned confirms that the transfer of the Warrants is exempt from registration under the Securities Act of 1933, as amended, and that the Assignee(s) is the Initial Holder or an Affiliate of the Initial Holder. The undersigned understands that the Company shall not be obligated to register the Warrants in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article VIII of the Warrant Agreement shall have been satisfied.

Dated: _______

                                            _______________________________
                                            (Signature of Owner)

                                            _______________________________
                                            (Street Address)

                                            _______________________________
                                            (City)    (State)    (Zip Code)